UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2022

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 202-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Finance of America Companies Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for the purpose of voting on the below four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Meeting, dated April 26, 2022.

As of the close of business on April 19, 2022, the record date for the Meeting, there was a total voting power of 192,053,105 votes, consisting of the following shares entitled to vote at the Meeting: (i) 62,322,681 vested shares of Class A Common Stock, (ii) 4,258,500 unvested shares of Class A Common Stock, and (iii) 15 shares of Class B Common Stock. The holders of 174,070,704 votes, or 90.63% of the voting power, consisting of vested Class A Common Stock, unvested Class A Common Stock and Class B Common Stock were present in person or were represented by valid proxies at the Meeting. The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of Class A LLC Units of Finance of America Equity Capital LLC held by such holder on all matters on which shareholders of the Company are entitled to vote generally.

Proposal 1: Election of Directors

The stockholders elected the individuals listed below as directors to serve on the Company’s Board for a term expiring at the Company’s 2023 annual meeting of stockholders The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian L. Libman	159,505,089	4,538,376	10,027,239
Menes O. Chee	159,252,105	4,791,360	10,027,239
Norma C. Corio	162,958,508	1,084,957	10,027,239
Robert W. Lord	162,555,574	1,487,891	10,027,239
Tyson A. Pratcher	162,760,355	1,283,110	10,027,239
Lance N. West	163,068,827	974,638	10,027,239

Proposal 2: Advisory Vote on Named Executive Officer Compensation

The stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officers of the Company. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
162,469,627	1,552,005	21,833	10,027,239

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

The stockholders approved, on a non-binding and advisory basis, the frequency of the non-binding, advisory vote on the compensation of the named executive officers of the Company. The voting results were as follows:

Every One Year	Every Two Years	Every Three Years	Abstain
160,971,388	30,063	212,381	2,829,633

Based on the results of the vote, and consistent with the recommendation of the Company’s Board, the Company has determined that future “say-on-pay” advisory votes will be submitted annually to the Company’s stockholders until the next non-binding stockholder vote on the frequency of “say-on-pay” votes (which shall be no later than the Company’s annual meeting of stockholders in 2028), or until the Board otherwise determines a different frequency for such non-binding votes. Therefore, the next “say-on-pay” advisory vote will be held at the Company’s annual meeting of stockholders in 2023.

Proposal 4: Ratification of Appointment of BDO USA, LLP

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstain
169,994,021	2,092,189	1,984,494

Item 8.01	Other Events.

In connection with the closing of its business combination transaction with Replay Acquisition LLC (f/k/a Replay Acquisition Corp.), the Company agreed to register with the Securities and Exchange Commission (“SEC”) the resale from time to time of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) held by certain funds affiliated with Blackstone Inc., Brian L. Libman and certain entities controlled by him and investors in the concurrent PIPE transaction (collectively, with certain other holders, the “Covered Holders”) pursuant to a shelf registration statement on Form S-1. Effective June 9, 2022, the shelf registration statement was converted into a registration statement on Form S-3 (as amended, the “Registration Statement”) and on June 10, 2022, the Company filed a related prospectus thereunder.

The prospectus does not relate to any underwritten offering and its filing is not an announcement of any specific transaction. The Company will not receive any proceeds from sales by the Covered Holders of shares of Class A Common Stock from time to time. The information under this Item 8.01 shall not constitute an offer to sell or a solicitation to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of securities will be made only by means of a prospectus relating to such offering, copies of which may be obtained by visiting the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Dated: June 10, 2022	By:	/s/ Johan Gericke
Johan Gericke
Executive Vice President and Chief Financial Officer